UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017 (February 10, 2017)

 CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

Not Applicable

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors and Officers

On February 10, 2017, the Board of Directors (the “Board”) of CIT Group Inc. (“CIT” or the “Company”) appointed Dorene Dominguez, age 54, as a member of the Company’s Board and as a member of the Regulatory Compliance Committee, effective February 13, 2017. She is also a director of CIT Bank, N.A. since September 10, 2015. Ms. Dominguez is an independent director under the criteria established by the New York Stock Exchange and under CIT’s Corporate Governance Guidelines. A press release announcing the election of Ms. Dominguez is attached as Exhibit 99.1.

Ms. Dominguez currently serves as the chairwoman and chief executive officer of Vanir Group of Companies, Inc., and its subsidiaries Vanir Construction Management, Inc. and Vanir Development Company, Inc. Having a national presence in program, project, and construction management services, Vanir Construction Management is ranked #26 in revenue by Engineering News & Review.

Ms. Dominguez is an active member of various community improvement projects, boards and commissions, including chair of The Dominguez Dream, which serves elementary schools in underserved communities by providing academic enrichment programs in math, science, language arts and engineering. She is a current member of the Latino Studies Board of Notre Dame University in South Bend Indiana, Pride Industries Board of Directors, Coca-Cola Hispanic Advisory Council and Cal Chamber Board, and sits on the Board of the University of Southern California, Lusk Center for Real Estate. Dominguez formerly served as a member of the American River Bank Board of Directors, the New America Alliance and the National Council of La Raza.

Ms. Dominguez graduated from the University of Notre Dame and holds a bachelor's degree in business finance. She also earned a Certificate for Corporate Governance from the Center for Business and Government, John F. Kennedy School of Government, Harvard University.

In connection with her appointment to the Board, Ms. Dominguez will receive a one-time equity-based grant of $100,000 in the form of restricted stock units, as provided in the Company’s existing compensation plan for non-management directors. Under the existing plan, Ms. Dominguez will also receive an annual cash retainer of $85,000 (payable semi-annually as cash or restricted stock units, at the election of the director) and annual equity awards of restricted stock units valued at $95,000.

Item 9.01. Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

99.1	Press Release issued by CIT Group Inc., dated February 14, 2017, reporting the election of Dorene Dominguez to the Board of Directors.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, (i) the risk that Bohai shareholders do not approve the transaction or the parties do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated, (ii) the risk that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions, (iii) the risk that the transaction does not close or that there are changes in the anticipated timing for closing the transaction, (iv) the risk that there are difficulties, delays or unexpected costs in separating Commercial Air from CIT or in implementing the transaction, (v) the risk of business disruption during the pendency of or following the transaction, including diversion of management time, (vi) the risk that CIT is unsuccessful in implementing its Amended Capital Plan on the timing and terms contemplated, (vii) the risk that CIT is unsuccessful in implementing its strategy and business plan, (viii) the risk that CIT is unable to react to and address key business and regulatory issues, (ix) the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and (x) the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Stuart Alderoty
Stuart Alderoty
Executive Vice President,
General Counsel & Secretary

Dated: February 14, 2017